UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2011

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 annual meeting of stockholders of the Company (the “2011 Annual Meeting”) was held on June 13, 2011. At the 2011 Annual Meeting, the holders of 5,812,125 shares of the Company’s common stock were represented in person or by proxy, thereby constituting a quorum.

Set forth below are the voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2011 Annual Meeting.

Proposal 1. The stockholders of the Company elected Toby Wegman and Dr. Mark Wegman to the Board of Directors, each to serve until the 2014 annual meeting of stockholders or until such person resigns, is removed, or otherwise leaves office. The votes were cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Toby Wegman	2,972,623	961,026	1,878,476
Dr. Mark Wegman	2,974,823	958,826	1,878,476

Proposal 2. The stockholders of the Company ratified the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2011 fiscal year. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
5,735,807	75,893	425	N/A

Proposal 3. The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officer as disclosed in the proxy statement for the 2011 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
3,872,052	20,402	41,195	1,878,476

Proposal 4. The stockholders of the Company recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held with a frequency of every three years. The votes were cast as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,307,719	24,771	2,484,615	116,544	1,878,476

Based on the voting results, and consistent with the Board’s recommendation in the proxy statement for the 2011 Annual Meeting, the Board has determined that future advisory votes on the compensation of the Company’s named executive officers will be held with a frequency of every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	BIOSPECIFICS TECHNOLOGIES CORP.
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(Registrant)

/s/ Thomas L. Wegman
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Thomas L. Wegman
President